CENTRAL POWER AND LIGHT COMPANY
                             DISCOUNT CALCULATION
                     THREE MONTHS ENDED SEPTEMBER 30, 1996




                                            Retail                  Wholesale
                                           ----------              -----------


Weighted Cost of Capital (Annualized)        0.061217                 0.061660
Average Days Outstanding                        32.03                     3.93
                                           ----------              -----------
Weighted Cost of Capital (Average
Days Outstanding)                            0.005371                 0.000665
Collection Experience Factor                 0.001886
Agency Fee Rate                              0.020000                 0.020000
                                           ----------              -----------

Total Discount Factor                        0.027257                 0.020665
                                           ==========              ===========






ASSUMPTIONS

INTEREST RATE                                      0.05450
RETAIL ROCE                                        0.11750
WHOLESALE ROCE                                     0.12300
TAX RATE                                           0.38000
DEBT RATIO                                         0.95000
EQUITY RATIO                                       0.05000

                      PUBLIC SERVICE COMPANY OF OKLAHOMA
                             DISCOUNT CALCULATION
                     THREE MONTHS ENDED SEPTEMBER 30, 1996




                                            Retail                   Wholesale
                                           ----------               -----------


Weighted Cost of Capital (Annualized)        0.060612                  0.061660
Average Days Outstanding                        34.51                     87.02
                                           ----------               -----------
Weighted Cost of Capital (Average
Days Outstanding)                            0.005734                  0.014723
Collection Experience Factor                 0.002344
Agency Fee Rate                              0.020000                  0.020000
                                           ----------               -----------

Total Discount Factor                        0.028078                  0.034723
                                           ==========               ===========






ASSUMPTIONS

INTEREST RATE                                      0.05450
RETAIL ROCE                                        0.11000
WHOLESALE ROCE                                     0.12300
TAX RATE                                           0.38000
DEBT RATIO                                         0.95000
EQUITY RATIO                                       0.05000

                           SOUTHWESTERN ELECTRIC POWER COMPANY
                                  DISCOUNT CALCULATION
                          THREE MONTHS ENDED SEPTEMBER 30, 1996




                                Arkansas    Louisiana     Texas      Wholesale
                               ----------  ----------   ---------   ----------


Weighted Cost of Capital
  (Annualized)                   0.063515    0.063435    0.064402     0.061660
Average Days Outstanding            36.71       39.71       32.78        51.90
                               ----------  ----------   ---------   ----------
Weighted Cost of Capital
  (Average Days Outstanding)     0.006391    0.006901    0.005784     0.008771
Collection Experience Factor     0.003074    0.002852    0.002163
Agency Fee Rate                  0.020000    0.020000    0.020000     0.020000
                               ----------  ----------   ---------   ----------

Total Discount Factor            0.029464    0.029754    0.027947     0.028771
                               ==========  ==========   =========   ==========






ASSUMPTIONS

INTEREST RATE                                      0.05450
ARKANSAS ROCE                                      0.14600
LOUISIANA ROCE                                     0.14500
TEXAS ROCE                                         0.15700
WHOLESALE ROCE                                     0.12300
TAX RATE                                           0.38000
DEBT RATIO                                         0.95000
EQUITY RATIO                                       0.05000

                         WEST TEXAS UTILITIES COMPANY
                             DISCOUNT CALCULATION
                     THREE MONTHS ENDED SEPTEMBER 30, 1996




                                            Retail                   Wholesale
                                           ----------               -----------


Weighted Cost of Capital (Annualized)        0.060914                  0.061660
Average Days Outstanding                        35.41                     20.03
                                           ----------               -----------
Weighted Cost of Capital (Average
Days Outstanding)                            0.005909                  0.003384
Collection Experience Factor                 0.003727
Agency Fee Rate                              0.020000                  0.020000
                                           ----------               -----------

Total Discount Factor                        0.029636                  0.023384
                                           ==========               ===========






ASSUMPTIONS

INTEREST RATE                                      0.05450
RETAIL ROCE                                        0.11375
WHOLESALE ROCE                                     0.12300
TAX RATE                                           0.38000
DEBT RATIO                                         0.95000
EQUITY RATIO                                       0.05000